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                                                                     EXHIBIT 1.1

                             Underwriting Agreement



                               December __, 1999



Goldman, Sachs & Co.,
Salomon Smith Barney Inc.,
BancBoston Robertson Stephens Inc.,
Thomas Weisel Partners LLC,
Volpe Brown Whelan & Company, LLC,
   As Representatives of the several Underwriters named in Schedule A hereto
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York  10004.

Ladies and Gentlemen:

          Introductory. Stamps.com Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 5,000,000 shares (the "Firm
----------
Shares") of its Common Stock, par value $0.001 per share (the "Common Shares"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 750,000 Common Shares (the "Option Shares") as provided in
Section 2. The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively called the "Shares". Goldman, Sachs & Co., Salomon Smith Barney Inc., BancBoston Robertson Stephens Inc., Thomas Weisel Partners LLC and Volpe Brown Whelan & Company, LLC have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares.

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-90115), which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated
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thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Shares, is called the "Prospectus"; provided, however, if the Company has, with the consent of Goldman, Sachs & Co., elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated November 8, 1999 (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

          The Company hereby confirms its agreements with the Underwriters as follows:

     Section 1. Representations and Warranties of the Company.

     Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

     (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

          Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and

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will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus and the Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

     (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives three complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

     (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

     (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (e) Authorization of the Shares To Be Sold by the Company. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

     (f) No Applicable Registration or Other Similar Rights. There are no persons with preemptive, registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

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     (g)  No Material Adverse Change.  Subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries listed in Exhibit 21.1 of the Registration Statement (the "Subsidiaries"), taken as a whole (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.

     (h) Independent Accountants. Each of Arthur Andersen LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company, and Moss Adams LLP, who have expressed their opinion with respect to the financial statements of iShip.com, a Delaware corporation ("iShip.com"), filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

     (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus comply as to form in all material respects with the requirements of the Securities Act and present fairly the respective financial positions of the Company and iShip.com as of and at the dates indicated and the results of their respective operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Financial Data", "Selected Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The pro forma financial statements of the Company and the related notes thereto included in the Prospectus and the pro forma financial data set forth under the caption "Prospectus Summary--Summary Financial Data", "Selected Financial Data" and elsewhere in the Prospectus, and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and data and have been properly presented on the bases described therein, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are

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appropriate to give effect to the transactions and circumstances referred to therein. No other pro forma financial information is required to be included in the Registration Statement.

     (j) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (k) Subsidiaries of the Company. Other than the Subsidiaries, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

     (l) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated with full corporate power and authority to own its properties and conduct its business as described in the prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except for such jurisdictions in which the failure to be so qualified or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

     (m) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus). The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and employee shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

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     (n)  Nasdaq Listing.  The Shares have been approved for inclusion on the
Nasdaq National Market, subject only to official notice of issuance.

     (o) No Consents, Approvals or Authorizations Required. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act and such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated here and in the Prospectus, (ii) by the National Association of Securities Dealers, LLC and (iii) by the federal and provincial laws of Canada.

     (p) Non-Contravention of Existing Instruments or Agreements. Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its or their properties.

     (q) No Defaults or Violations. Neither the Company nor any of its Subsidiaries is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Change except as otherwise disclosed in the Prospectus.

     (r) No Actions, Suits or Proceedings. Except as otherwise disclosed in the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate (i) have a material adverse effect on the performance of this Agreement by the Company or the consummation by the Company of any of the transactions contemplated hereby or
(ii) have a Material Adverse Effect.

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     (s)  All Necessary Permits, Etc.  Except as otherwise disclosed in the
Prospectus, the Company possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

     (t) Title to Properties. The Company and its Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries. The real property, improvements, equipment and personal property held under lease by the Company and its Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company and its Subsidiaries.

     (u) Tax Law Compliance. The Company has filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could result in a Material Adverse Change.

     (v)  Intellectual Property Rights.  Except as otherwise described in the
Prospectus: (a) the Company owns or possesses adequate rights to use all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and Prospectus; (b) the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Change; (c) the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and (d) the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Change. Except as otherwise disclosed in the Prospectus, there is no claim being made against the Company regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights. Except as otherwise disclosed in the

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Prospectus, the Company, to its knowledge, does not in the conduct of its business as now or proposed to be conducted as described in the Prospectus infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

     (w) Year 2000 Preparedness. There are no issues related to the Company's preparedness for the Year 2000 that (i) are of a character required to be described or referred to in the Registration Statement or Prospectus by the Securities Act which have not been accurately described in the Registration Statement or Prospectus or (ii) might reasonably be expected to result in any Material Adverse Change or that might materially affect its properties, assets or rights. To the Company's knowledge, all internal computer systems and each Constituent Component (as defined below) of those systems and all computer-related products and each Constituent Component (as defined below) of those products of the Company fully comply with Year 2000 Qualification Requirements. "Year 2000 Qualifications Requirements" means that the internal computer systems and each Constituent Component (as defined below) of those systems and all computer-related products and each Constituent Component (as defined below) of those products of the Company (i) have been reviewed to confirm that they store, process (including sorting and performing mathematical operations, calculations and computations), input and output data containing date and information correctly regardless of whether the date contains dates and times before, on or after January 1, 2000, (ii) have been designated to ensure date and time entry recognition and calculations, and date data interface values that reflect the century, (iii) accurately manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and will not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates, (iv) accurately process any date rollover, and (v) accept and respond to two-digit year date input in a manner that resolves any ambiguities as to the century. "Constituent Component" means all software (including operating systems, programs, packages and utilities), firmware, hardware, networking components, and peripherals provided as part of the configuration. The Company has inquired of all third parties with which the Company or any of its Subsidiaries has a relationship material to the business of the Company as to their preparedness for the Year 2000 and has disclosed in the Registration Statement or Prospectus any issues that might reasonably be expected to result in any Material Adverse Change.

     (x) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the shares.

     (y) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the

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"Investment Company Act"). The Company is not, and after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

     (z) Insurance. The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes, general liability and Directors and Officers liability. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

     (aa) Labor Matters. To the best of Company's knowledge, no labor disturbance by the employees of the Company exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers that might be expected to result in a Material Adverse Change.

     (bb) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

     (cc) Lock-Up Agreements. Each officer and director of the Company and each beneficial owner of two or more percent of the outstanding issued share capital of the Company, each of whom is listed on Schedule B hereto, has agreed to sign
                                          ----------
an agreement substantially in the form attached hereto as Exhibit A (the "Lock-
                                                         ----------
up Agreements"). The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-up Agreements presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or other stockholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of Goldman, Sachs & Co.

     (dd) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Prospectus which have not been described as required.

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     (ee)  No Unlawful Contributions or Other Payments. Neither the Company nor,
to the best of the Company's knowledge, any employee or agent of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

           Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

     Section 2.  Purchase, Sale and Delivery of the Shares.

     (a) The Firm Shares. The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth opposite their names on Schedule A. The purchase price
                                                 ----------
per Firm Share to be paid by the several Underwriters to the Company shall be $______ per share.

     (b) The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made by the Company and the Representatives at 6:00 a.m. Pacific Standard time, at the offices of Brobeck Phleger & Harrison LLP located at 38 Technology Drive, Irvine, California (or at such other place as may be agreed upon among the Representatives and the Company), on __________, 1999 or such other time and date as Goldman, Sachs & Co. and the Company may agree in writing, such time and date of payment and delivery being herein called the "Closing Date"; provided, however, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Section 4(d) hereof, the Representatives may, in their sole discretion, postpone the Closing Date until no later that two (2) full business days following delivery of copies of the Prospectus to the Representatives.

     (c) The Option Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 750,000 Option Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any overallotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. The time and date of delivery of the Option Shares, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the

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number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total
             ----------
number of Firm Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

     (d) Public Offering of the Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, has determined is advisable and practicable.

     (e) Payment for the Shares. Payment for the Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer in immediately available funds to the order of the Company.

           It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. Goldman, Sachs & Co., individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     (f) Delivery of the Shares. The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered a credit representing the Option Shares the Underwriters have agreed to purchase at the First Closing Date (or the Second Closing Date, as the case may be), to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

     (g) Delivery of Prospectus to the Underwriters. Not later than 3:00 p.m., New York City time, on the next business day following the date hereof, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

     Section 3.  Covenants of the Company.

     The Company further covenants and agrees with each Underwriter as follows:

     (a) Registration Statement Matters. The Company will (i) cause the Registration Statement to become effective and prepare the prospectus in a form approved by the Representatives and, if the procedure in Rule 430A of the Securities Act is followed, to prepare and timely file with the Commission under Rule 424(b) under the Securities Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Securities Act no later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A (a)(3) under the Securities Act and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Securities Act. If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act prior to the time confirmations are sent or given (and in any event prior to 10:00 p.m., Washington D.C. time, on the date of this Agreement), as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

     (b) Securities Act Compliance. The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

     (c) Blue Sky Compliance. The Company will cooperate with the Representatives and counsel for the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (both national and foreign) as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

     (d) Amendments and Supplements to the Prospectus and Other Securities Act Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Underwriters and to dealers, an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

     (e) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may request.

     (f) Insurance. The Company shall maintain Directors and Officers liability insurance with minimum primary coverage of $5 million and minimum secondary coverage of $20 million.

     (g) Notice of Subsequent Events. If at any time during the ninety day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Company Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

     (h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

     (i) Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Company Shares.

     (j) Earnings Statement. As soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) that satisfies the provisions of
Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

     (k) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

     (l) Agreement Not to Offer or Sell Additional Securities. The Company will not, without the prior written consent of Goldman, Sachs & Co., for a period of 90 days following the date of the Prospectus, offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other Common Shares or any securities convertible into, or exchangeable for, Common Shares; provided, however, that the Company may (i) grant options and issue and sell Common Shares pursuant to any director or employee stock option plan, stock purchase plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Prospectus and described in the Prospectus, (ii) the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the date of the Prospectus and described in the Prospectus, and (iii) the Company may issue the Common Shares and options and warrants exercisable for Common Shares to be issued in connection with the iShip.com acquisition and the America Online investment as described in the Prospectus.

     (m) Future Reports to the Representatives. During the period of five years hereafter the Company will furnish to the Representatives (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the National Association of Securities Dealers, LLC or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

     Section 4. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the First Closing Date and, with respect to the Option Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Compliance with Registration Requirements; No Stop Order; No Objection from the National Association of Securities Dealers, LLC. The Registration Statement shall have become effective prior to the execution of this Agreement, or at such later date as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' Counsel; and the National Association of Securities Dealers, LLC shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

     (b)   Corporate Proceedings.   All corporate proceedings and other legal
matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date, or the Second Closing Date, as the case may be, there shall not have been any Material Adverse Change from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

     (d) Opinion of Counsel for the Company. You shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Brobeck Phleger & Harrison LLP, counsel for the Company substantially in the form of Exhibit B attached hereto, dated the First Closing Date, or the Second
        ---------
Closing Date, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters.

         Counsel rendering the opinion contained in Exhibit B may rely as to
                                                    ---------
questions of law not involving the laws of the United States or the State of California and Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

     (e) Opinion of Patent Counsel for the Company. You shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Hecker & Harriman, patent counsel for the Company substantially in the form of Exhibit C attached hereto.
            ---------

     (f) Opinion of Counsel for the Underwriters. Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated as of the First Closing Date or the Second Closing Date, as the case may be, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (g) Accountants' Comfort Letter. On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also on the First Closing Date and the Second Closing Date, if any, Arthur Andersen LLP and Moss Adams LLP each shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Exhibit D hereto;

     (h) Officers' Certificate. You shall have received on the First Closing Date and the Second Closing Date, as the case may be, a certificate of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

     (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date or the Second Closing Date, as the case may be;

     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

     (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act and in all material respects conformed to the requirements of the Securities Act, the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

     (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

     (i) Lock-up Agreement from Certain Stockholders of the Company. The Company shall have obtained and delivered to you an agreement substantially in the form of Exhibit A attached hereto from each officer and director of the
   ---------
Company, and each beneficial owner of one or more percent of the outstanding issued share capital of the Company, each of whom is listed on Schedule B
                                                               ----------
hereto.

     (j) Nasdaq Listing. The Shares shall have been included on the Nasdaq National Market, subject only to official notice of issuance.

     (k) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (Payment of Expenses),
Section 6 (Reimbursement of Underwriters' Expenses), Section 7 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

     Section 5. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada or any other country, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey", an "International Blue Sky Survey" or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the National Association of Securities Dealers, LLC review and approval of the Underwriters' participation in the offering and distribution of the Common Shares,

(viii) the fees and expenses associated with including the Common Shares on the Nasdaq National Market, (ix) all costs and expenses incident to the preparation and undertaking of "road show" preparations to be made to prospective investors, and (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 5, Section 6, and
Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

     Section 6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representatives pursuant to Section 4, Section 9, or if the sale to the Underwriters of the Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

     Section 7. Indemnification and Contribution.

     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii) or
(iv) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Goldman, Sachs & Co.) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus would have cured the defect giving rise to such loss. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this
Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

     (c) Information Provided by the Underwriters. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the fourth paragraph, the sixth paragraph, the eighth paragraph and the ninth paragraph under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct.

     (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Goldman, Sachs & Co. in the case of Section 7(b) and Section
8), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (e) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (f) Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall severally contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (g) Timing of Any Payments of Indemnification. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than thirty
(30) days of invoice to the indemnifying party.

     (h) Survival. The indemnity and contribution agreements contained in this
Section 7 and the representation and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company,
(ii) acceptance of any Shares and payment therefore hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     (i) Acknowledgements of Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act and the Exchange Act.

     Section 8. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of
                                   ----------
Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, and Section 7 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

     As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
8. Any action taken under
this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     Section 9. Termination of this Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the National Association of Securities Dealers, LLC; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 7 shall at all times be effective and shall survive such termination.

     Section 10. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

     Section 11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

          Goldman, Sachs & Co.
          32 Old Slip, 21st Floor
          New York, New York 10005
          Facsimile:  (    )
          Attention:  Registration Department

If to the Company:

          Stamps.com Inc.
          3420 Ocean Park Boulevard, Suite 1040
          Santa Monica, CA 90405-3035
          Facsimile:  (310) 581-7500
          Attention:  John M. Payne

Any party hereto may change the address for receipt of communications by giving written notice to the others.

     Section 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and to their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

     Section 13. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     Section 14. Governing Law Provisions.

     (a) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

     (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

     (c) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

     Section 15. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        [The remainder of this page has been intentionally left blank.]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                        Very truly yours,

                                        STAMPS.COM INC.

                                        By:____________________________________
                                           John M. Payne
                                           Chairman and Chief Executive Officer



     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

Goldman, Sachs & Co.
Salomon Smith Barney, Inc.
BancBoston Robertson Stephens, Inc.
Thomas Weisel Partners, LLC
Volpe Brown Whelan & Company, LLC


By:______________________________
   (Goldman, Sachs & Co.)

On their behalf and on behalf of each of the several underwriters named in Schedule A hereto.
----------

                                  SCHEDULE A


                                                            Number of
                                                           Firm Shares
                                                         To be Purchased
                                                         ---------------
Goldman, Sachs & Co....................................
Salomon Smith Barney Inc...............................
BancBoston Robertson Stephens Inc......................
Thomas Weisel Partners LLC.............................
Volpe Brown Whelan & Company, LLC......................
   Total...............................................       5,000,000
                                                              =========

                                      S-A

                                  SCHEDULE B


                              For Stamps.com Inc.
                              -------------------

                                 Mohan Ananda
                               Jeffrey J. Brown
                                Thomas Bruggere
                               Thomas N. Clancy
                             Christopher S. Hylen
                               G. Bradford Jones
                                John W. LaValle
                                 John M. Payne
                                 Marvin Runyon
                                Loren E. Smith
                                Carolyn Ticknor
                             Timothy A. Von Kaenel
                               Douglas J. Walner
                              Michael D. Walther
                         David C. Bohnett Living Trust
                        Brentwood Affiliates Fund, L.P.
                        Brentwood Associates VIII, L.P.
                     Chase Venture Capital Associates L.P.
                  Enterprise Partners IV and Associates, L.P.
                         Enterprise Partners IV, L.P.
                              SBIC Partners, L.P.
                             Vulcan Ventures, Inc.


                              For iShip.com, Inc.
                              -------------------

                                  John Dietz
                                 John Jamerson
                               Stephen Teglovic
                                 William Smith
                Draper Fisher Jurvetson Associates Fund IV, LP
                 Draper Fisher Jurvetson Partners Fund IV, LLC
                                   eBay Inc.
                         Brian Finn & Grosvenor Street
                               Intel Corporation
                           Mail Boxes Etc. USA, Inc.
                             United Parcel Service



                                      S-B

                                   Exhibit A

                                Stamps.com Inc.

                               Lock-Up Agreement

                               ___________, 1999

Goldman, Sachs & Co.
Salomon Smith Barney Inc.
BancBoston Roberton Stephens Inc.
Thomas Weisel & Partners LLC
Volpe Brown Whelan & Company, LLC
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

          Re:  Stamps.com Inc. - Lock-Up Agreement
               -----------------------------------

Ladies and Gentlemen:

     The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with Stamps.com Inc., a Delaware corporation (the "Company"), providing for a public offering of the Common Stock of the Company (the "Shares") pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the "SEC").

     In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that:

(i) during the period beginning from the date of the final Prospectus covering the public offering of the Shares and continuing to and including the date 60 days after the date of such final Prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of the shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"); and

(ii) during the period beginning from the date 61 days after the date of the final Prospectus covering the public offering of the Shares and continuing to and including the date 90 days after the date of such final Prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of greater than twenty percent (20%) of the Undersigned's Shares.

     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

     Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any
                                                 --------  -------
such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (ii) of the second paragraph of this Lock-Up Agreement and by clause (i),
(ii), or (iii) of this paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                         Very truly yours,

                         ------------------------------------------
                         Exact Name of Shareholder

                         ------------------------------------------
                         Authorized Signature

                         ------------------------------------------
                         Title

                                   Exhibit B

            Matters to be Covered in the Opinion of Company Counsel

          (1) The Company is duly incorporated and is validly existing and in good standing under the laws of the State of Delaware; the Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

          (2) To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity, other than the subsidiaries listed in Exhibit 21.1 of the Registration Statement;

          (3) The authorized, issued and outstanding capital stock of the Company as of September 30, 1999 is as set forth under the heading "Actual" under the caption "Capitalization" in the Prospectus; to such counsel's knowledge, except as described in the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of a similar character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of such stock;

          (4) All the shares of capital stock of the Company outstanding prior to the issuance of the Shares (A) have been duly authorized and validly issued;
(B) are fully paid and nonassessable; and (C) were not issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

          (5) The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and (A) free of any preemptive rights arising under the Restated Certificate or the Delaware General Corporation Law; (B) free of similar rights that entitle or will entitle any person to acquire any shares of capital stock of the Company upon the issuance and sale of the Shares by the Company; or (C) will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

          (6) The form of certificate for the Shares incorporated by reference as an exhibit to the Registration Statement conforms to the requirements of the Delaware General Corporation Law;

          (7) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel does not express any opinion), as of the effective date of the Registration Statement, comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations of the Commission thereunder;

          (8) The Registration Statement and all post-effective amendments, if any, have become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

          (9) The Shares have been approved for quotation on the Nasdaq National Market, upon issuance as contemplated by the Underwriting Agreement;

          (10) The Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver the Shares to the Underwriters as provided in the Underwriting Agreement; the Underwriting Agreement has been duly authorized, executed and delivered by the Company, and (assuming the due authorization, execution and delivery thereof by you) is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general equitable principles (whether relief is sought in a proceeding at law or in equity) and except as rights to indemnification and contribution thereunder may be limited by applicable law or public policy relating thereto;

          (11) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance by the Company of the Underwriting Agreement, compliance by the Company with the provisions of the Underwriting Agreement nor consummation by the Company of the transactions contemplated by the Underwriting Agreement (A) violates the Restated Certificate of Incorporation or Bylaws, or other organizational documents, of the Company, or (B) constitutes a breach of, or a default under, any provision of any agreement, indenture, lease or other instrument to which the Company is a party or by which the Company or any of its properties is bound that is an exhibit to the Registration Statement, which breach or default would reasonably be expected to have a material adverse effect on the offer, sale or delivery of the Shares, the execution, delivery or performance by the Company of the Underwriting Agreement, compliance by the Company with the provisions of the Underwriting Agreement or consummation by the Company of the transactions contemplated by the Underwriting Agreement , or (C) will result in any violation of any existing law or regulation (other than applicable state securities and Blue Sky laws, as to which such counsel expresses no opinion), or any ruling, judgment, injunction, order or decree known to us and applicable to the Company or any of its properties or operations;

          (12) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except (A) as have been obtained under the Securities Act and the Exchange Act or (B) such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares, as to which such counsel expresses no opinion) for the valid issuance and sale of the Shares to the Underwriters as contemplated by the Underwriting Agreement;

          (13) To such counsel's knowledge, (A) there are no legal or governmental proceedings pending or threatened against the Company, or to which the Company or any of its properties is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not so described and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not so described or filed, as the case may be;

          (14) The statements set forth under the caption "Description of Capital Stock" in the Prospectus, insofar as such statements purport to summarize matters of law or legal conclusions, provide a fair summary of such matters and conclusions in all material respects; and

          (15) The Company is not and, after giving effect to the offering and the sale of the Shares and the receipt of the proceeds therefrom, would not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          In addition, such counsel shall state that it has participated in conferences with certain officers and other representatives of the Company, its intellectual property counsel, its independent public accountants, the Underwriters and the Underwriters' counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed. Such counsel may state that it is not, however, passing upon, and does not assume any responsibility for, and that it has not independently checked or verified, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus. In particular, such counsel may state that it is not an expert on patent or US

Postal Service regulatory issues and is not passing upon, and does not assume any responsibility for, and has not independently checked or verified, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus with respect to such issues.

          Such counsel may state, however, that based upon its participation as described in the preceding paragraph, (i) it is of the opinion that the Registration Statement and the Prospectus (other than the combined financial statements, including the notes and schedules thereto, and the other financial data included in the Registration Statement and the Prospectus, as to which it expresses no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder; (ii) such counsel confirms that it has no reason to believe that the Registration Statement or the Prospectus (other than the combined financial statements, including the notes and schedules thereto, and the other financial data included in the Registration Statement and the Prospectus, as to which it expresses no belief), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) such counsel confirms that it has no reason to believe that the Prospectus (other than the combined financial statements, including the notes and schedules thereto, and the other financial data included in the Prospectus, as to which such counsel expresses no belief), on the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   Exhibit C

                    Matters to be Covered in the Opinion of
                         Patent Counsel for the Company

          Such counsel are familiar with the technology relevant to the intellectual property matters for which such counsel has been engaged, and have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to patents, trade secrets, trademarks, service marks or other proprietary information or material and have examined such corporate records, certificates and other documents, and such questions of law, as such counsel has considered necessary or appropriate for the purposes of this opinion and:

          The Company is listed in the records of the United States Patent and Trademark Office under the name Stamps.com Inc. as the holder of record of the patents listed on the attached Schedule 1 (the "Patents") and each of the patent applications listed on that schedule (the "Applications"). Such counsel are not presently aware of any claims of third parties to any ownership interest or lien with respect to any of the Patents or Applications, and not disclosed in the Registration Statement and Prospectus. Such counsel are not presently aware of any material defect in form in the preparation or filing of the Applications on behalf of the Company. To such counsel's knowledge, the Applications are pending and in prosecution before the United States Patent and Trademark Office. To such counsel's knowledge, the Company owns as its sole property the Patents and pending Applications.

          The Company is identified in the records of the appropriate foreign offices as the sole owner of record of any foreign patents listed on Schedule 1 (the "Foreign Patents") and each of the applications listed on the attached schedule (the "Foreign Applications"). Such counsel are not aware of any claims of third parties to any ownership interest or lien with respect to the Foreign Patents or Foreign Applications. Such counsel are not presently aware of any material defect of form in the preparation or filing of the Foreign Applications on behalf of the Company. To such counsel's knowledge, any Foreign Applications are pending and in prosecution. To such counsel's knowledge, the Company owns as its sole property the Foreign Patents and pending Foreign Applications.

          Such counsel is not presently aware of any reason why the Patents or Foreign Patents are unenforceable as issued due to inequitable conduct.

          Such counsel has reviewed the statements in the Registration Statement and the Prospectus under the captions "Risk Factors -- Success by Pitney Bowes in its suit against us alleging patent infringement could prevent us from offering our Internet Postage service and severely harm our business or cause it to fail," "-- Third party violations of their intellectual property rights could adversely affect our business," and "-- A failure to protect our own intellectual property could harm our competitive position." Based on such counsel's review, such counsel believes that those statements, as of the effective date of the Registration Statement, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein which is necessary to make the statements therein not misleading. Also, nothing has come to such counsel's attention that has caused it to believe that such statements in the Prospectus, as of the date and time of delivery of this letter, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Such counsel are not presently aware of any material action, suit or proceeding relating to patents, patent rights or licenses, trademarks or trademark rights, copyrights, collaborative research, licenses or royalty arrangements or agreements or trade secrets, know-how or proprietary techniques, including processes and substances, owned by or affecting the business or operations of the Company which are pending or threatened against the Company or any of its officers or directors and not disclosed in the Registration Statement and Prospectus.

                                   Exhibit D


    Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

       (i) They are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder;

       (ii) In their opinion, the financial statements and any supplementary financial information and schedules included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial statements, selected financial data and pro forma financial information of the Company for the periods specified in such letter;

       (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited pro forma condensed combined statements of operations, balance sheet included in the Prospectus as indicated, and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited pro forma condensed combined financial statements referred to in paragraph (v)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited pro forma condensed combined financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

       (iv) The unaudited selected financial information with respect to the results of operations and financial position of the Company for the most recent fiscal period included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited financial statements for such fiscal period;

       (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

              (A) (i) the unaudited statements of operations, balance sheet and statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited statements of operations, balance sheet and statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

              (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited pro forma condensed combined financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included in the Prospectus;

              (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

              (D) any unaudited pro forma condensed combined financial
            statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the capital stock (other than issuances of capital stock upon exercise of options) or any increase in the long-term debt of the Company, or any decreases in net current assets or stockholders' equity, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                (F) for the period from the date of the latest financial
              statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in net revenues or operating profit or increases in the total or per share amounts of net loss, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

       (vi) In addition to the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
     (v) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.